NEWS
CONTACT: Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER RESULTS

HIGHLIGHTS

•	Second quarter adjusted diluted EPS totaled $0.71, a 25 percent increase over prior year reported results. Reported diluted EPS totaled $0.64;

•	North American comparable systemwide RevPAR rose 6.0 percent in the second quarter with average daily rates up 3.7 percent;

•	On a constant dollar basis, worldwide comparable systemwide RevPAR rose 5.8 percent in the second quarter, including a 3.5 percent increase in average daily rate;

•	Marriott repurchased 5.0 million shares of the company’s common stock for $300 million during the second quarter. Year-to-date, the company repurchased 12.8 million shares for $706 million;

•	Comparable company-operated house profit margins increased 110 basis points in North America and 80 basis points worldwide in the second quarter;

•	The company’s adjusted operating income margin increased to 47 percent compared to 43 percent in the year-ago quarter;

•	At the end of the second quarter, the company’s worldwide development pipeline increased to nearly 215,000 rooms, including more than 30,000 rooms approved, but not yet subject to signed contracts;

•	Over 18,700 rooms were added during the second quarter, including over 10,000 rooms associated with the Protea transaction and nearly 3,200 rooms in other international markets;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $408 million in the quarter, a 10 percent increase over second quarter 2013 adjusted EBITDA.

BETHESDA, MD – July 29, 2014 - Marriott International, Inc. (NASDAQ: MAR) today reported second quarter 2014 results.

Second quarter 2014 net income totaled $192 million, a 7 percent increase compared to second quarter 2013 net income. Diluted earnings per share (EPS) totaled $0.64, a 12 percent increase from diluted EPS in the year-ago quarter. Second quarter 2014 results reflect a $15 million pretax ($9 million after-tax and $0.03 per diluted share) impairment charge, an $11 million pretax ($7 million after-tax and $0.02 per diluted share) litigation reserve and a $7 million pretax ($5 million after-tax and $0.02 per diluted share) unfavorable foreign exchange impact related to Venezuelan currency devaluation. Excluding these items, second quarter adjusted net income totaled $213 million and adjusted diluted EPS was $0.71. On April 29, 2014, the company forecasted second quarter diluted EPS of $0.63 to $0.68, which did not include the three items discussed above. See page A-11 for the adjusted EPS calculation.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “Results in the quarter exceeded our expectations as worldwide RevPAR increased nearly 6 percent. In North America, strong transient demand drove RevPAR higher and room rates rose nearly 4 percent.

“With strong franchisee and owner demand for our brands, we are on pace to have another record development year in 2014 with contracts for roughly 295 hotels with nearly 46,000 rooms already signed, or nearly a dozen hotels per week, and well ahead of our 2013 first half signings pace. At the end of the second quarter, our development pipeline reached a record 215,000 rooms.

“We were pleased to announce a few weeks ago that the 3,400-room Atlantis, Paradise Island will be joining the Autograph Collection later this year, further accelerating our growth in the luxury and lifestyle space. The Autograph Collection is just one brand in our luxury and lifestyle portfolio (The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, JW Marriott Hotels, Autograph Collection, Renaissance Hotels, AC Hotels by Marriott, Protea Fire & Ice Hotels and Moxy Hotels) catering to next generation travelers, a fast growing customer segment. Representing nearly 30 percent of our current development pipeline, we expect to increase our room distribution of these luxury and lifestyle brands by 50 percent over the next few years.

“We are bullish on the remainder of 2014. The strong RevPAR growth in the second quarter combined with very strong group bookings for the third quarter give us the confidence to increase our full year 2014 North American and worldwide RevPAR growth guidance to 5 to 7 percent. We are also increasing our expectations for gross room additions to 7 percent, 6 percent net, based on strong development interest in our brands. Through the first two quarters, we have returned $766 million to our shareholders through dividends and share repurchases and are on pace to return $1.35 billion to $1.6 billion to shareholders for the full year.”

For the 2014 second quarter, RevPAR for worldwide comparable systemwide properties increased 5.8 percent (a 5.9 percent increase using actual dollars).

In North America, comparable systemwide RevPAR increased 6.0 percent in the second quarter of 2014, including a 3.7 percent increase in average daily rate. RevPAR for comparable systemwide North American full-service hotels (including Marriott Hotels, The Ritz-Carlton, Renaissance Hotels, Gaylord Hotels and Autograph Collection Hotels) increased 5.3 percent with a 3.5 percent increase in average daily rate. RevPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 6.8 percent in the second quarter with a 4.1 percent increase in average daily rate.

Excluding Venezuela, international comparable systemwide RevPAR rose 4.6 percent (a 5.1 percent increase using actual dollars) in the second quarter.

Marriott added 162 new properties (18,729 rooms) to its worldwide lodging portfolio in the 2014 second quarter, including 113 properties (10,016 rooms) related to the Protea transaction. Nine properties (1,134 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 4,087 properties and timeshare resorts for a total of nearly 697,000 rooms.

The company’s worldwide development pipeline increased to roughly 1,300 properties with nearly 215,000 rooms at quarter-end, including 213 properties with more than 30,000 rooms approved for development, but not yet subject to signed contracts.

MARRIOTT REVENUES totaled nearly $3.5 billion in the 2014 second quarter compared to revenues of approximately $3.3 billion for the second quarter of 2013. Base management and franchise fees totaled $370 million compared to $343 million in the year-ago quarter, an increase of 8 percent. The year-over-year increase largely reflects higher RevPAR and new unit growth.

Second quarter worldwide incentive management fees increased 28 percent to $82 million primarily due to strong RevPAR and unit growth, as well as favorable timing of fee recognition. The company anticipates that incentive management fee revenue will increase at a high teens rate for full year 2014. In the second quarter, 40 percent of worldwide company-managed hotels earned incentive management fees compared to 34 percent in the year-ago quarter.

Worldwide comparable company-operated house profit margins increased 80 basis points in the second quarter with improvement in both room rates and productivity. House profit margins for comparable company-operated properties outside North America increased 30 basis points and North American comparable company-operated house profit margins increased 110 basis points from the year-ago quarter.

Owned, leased, and other revenue, net of direct expenses, totaled $70 million, compared to $65 million in the year-ago quarter. Improved results reflected strong performance at several leased hotels, the addition of a property the company acquired in the fourth quarter of 2013, the impact of the Protea portfolio acquired at the beginning of the quarter and higher residential and credit card branding fees, partially offset by $13 million of lower termination fees. Results for the second quarter of 2013 included $4 million of expenses related to international lease terminations.

DEPRECIATION, AMORTIZATION, and OTHER expense totaled $47 million in the 2014 second quarter compared to $33 million in the year-ago quarter. The increase in expense largely reflects a $15 million impairment charge resulting from the reallocation of costs between the Miami EDITION hotel and the Miami EDITION residences. The estimated cost of the total Miami EDITION project, which includes both the hotel and residences, remains unchanged from last quarter. Prior year results included a $5 million impairment of deferred contract acquisition cost.

GENERAL, ADMINISTRATIVE, and OTHER expenses for the 2014 second quarter totaled $159 million, a 1 percent decline compared to the year-ago quarter. Expenses for the quarter included a $7 million foreign exchange loss associated with the Venezuelan Bolivar. Expenses in the second quarter of 2013 included a $5 million performance cure payment.

On April 29, the company estimated general and administrative expenses for the second quarter would total $165 million to $170 million. Actual expenses in the quarter were below the range largely due to lower than expected spending, some of which was favorable timing, and lower bad debt expenses, partially offset by the foreign exchange impact discussed above.

GAINS AND OTHER INCOME totaled $3 million in the quarter compared to $10 million in the year-ago quarter. In the 2013 second quarter, the company recorded an $8 million gain on the sale of an investment in equity securities.

EQUITY LOSSES increased $6 million in the second quarter to an $8 million dollar loss largely due to an $11 million litigation reserve.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)
Adjusted EBITDA totaled $408 million in the 2014 second quarter, a 10 percent increase over 2013 second quarter adjusted EBITDA of $372 million. See page A-8 for the EBITDA calculation.

BALANCE SHEET
At the end of the second quarter, total debt was $3,404 million and cash balances totaled $192 million, compared to $3,199 million in debt and $126 million of cash at year-end 2013.

COMMON STOCK
Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 298.7 million in the 2014 second quarter, compared to 314.0 million in the year-ago quarter.

The company repurchased 5.0 million shares of common stock in the second quarter at a cost of $300 million. Year-to-date, Marriott repurchased 12.8 million shares of its stock for $706 million. The remaining share authorization as of July 29, 2014, totaled 26.5 million shares.

OUTLOOK
For the 2014 third quarter, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 6 to 8 percent in North America, 4 to 6 percent outside North America and 5.5 to 7.5 percent worldwide.

The company expects full year 2014 comparable systemwide RevPAR on a constant dollar basis will increase 5 to 7 percent in North America, 4 to 6 percent outside North America and 5 to 7 percent worldwide. On April 29, 2014, the company forecasted worldwide and North American RevPAR growth of 4.5 to 6.5 percent for full year 2014.

The company anticipates gross room additions of 7 percent worldwide for the full year 2014 including the 10,016 rooms associated with the Protea acquisition. Net of deletions, the company expects its portfolio of rooms will increase by approximately 6 percent by year-end 2014.

The company assumes full year fee revenue could total $1,685 million to $1,725 million, growth of 9 to 12 percent over 2013 fee revenue of $1,543 million.

For 2014, the company anticipates general, administrative, and other expenses will total $640 million to $650 million, flat to down 1 percent compared to 2013 expenses of $649 million.

Given these assumptions, 2014 diluted EPS could total $2.40 to $2.51, a 20 to 25 percent increase year-over-year. This full year EPS outlook reflects reported second quarter results, including the $0.07 of unfavorable adjustments in the quarter.

	Third Quarter 2014	Full Year 2014
Total fee revenue	$425 million to $435 million	$1,685 million to $1,725 million
Owned, leased, and other revenue, net of direct expenses	Approx. $50 million	Approx. $235 million
Depreciation and amortization	Approx. $30 million	Approx. $145 million
General, administrative, and other expenses	$160 million to $165 million	$640 million to $650 million
Operating income	$280 million to $295 million	$1,125 million to $1,175 million
Gains and other income	Approx. $0 million	Approx. $5 million
Net interest expense[1]	Approx. $25 million	Approx. $95 million
Equity in earnings (losses)	Approx. $0 million	Approx. $(10) million
Earnings per share	$0.59 to $0.63	$2.40 to $2.51
Tax rate		32.0 percent

1 Net of interest income

The company expects investment spending in 2014 will total approximately $800 million to $1.0 billion, including approximately $150 million for maintenance capital spending and $193 million associated with the Protea transaction. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, approximately $1.35 billion to $1.6 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2014 adjusted EBITDA will total $1,465 million to $1,515 million, an 11 to 14 percent increase over the 2013 full year adjusted EBITDA of $1,325 million. See page A-9 for the adjusted EBITDA calculation.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Wednesday, July 30, 2014 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until July 30, 2015.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 59383825. A telephone replay of the conference call will be available from 1 p.m. ET, Wednesday, July 30, 2014 until 8 p.m. ET, Wednesday, August 6, 2014. To access the replay, call 404-537-3406. The conference ID for the recording is 59383825.
Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-

looking statements as of July 29, 2014. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,000 properties in 79 countries and territories.  Marriott International reported revenues of nearly $13 billion in fiscal year 2013.  The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands, including: Marriott Hotels, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Gaylord Hotels, Autograph Collection, AC Hotels by Marriott, Moxy Hotels (expected opening in 2014), Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Protea Hotels,  Marriott Executive Apartments and Marriott Vacation Club timeshare brand.  Marriott has been consistently recognized as a top employer and for its superior business ethics.  The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together surpass 45 million members.  For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
PRESS RELEASE SCHEDULES
QUARTER 2, 2014
TABLE OF CONTENTS

Condensed Consolidated Statements of Income	A-1
Total Lodging Products	A-3
Key Lodging Statistics	A-4
EBITDA and Adjusted EBITDA	A-8
EBITDA and Adjusted EBITDA Full Year Forecast	A-9
Adjusted Operating Income Margin Excluding Cost Reimbursements and Other Charges	A-10
Adjusted 2014 EPS Excluding Other Charges, Net of Tax	A-11
Non-GAAP Financial Measures	A-12

MARRIOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
SECOND QUARTER 2014 AND 2013
(in millions except per share amounts, unaudited)

	Three Months Ended	Three Months Ended	Percent
	June 30, 2014	June 30, 2013	Better/(Worse)
REVENUES
Base management fees	$176	$166	6
Franchise fees	194	177	10
Incentive management fees	82	64	28
Owned, leased, and other revenue [1]	269	246	9
Cost reimbursements [2]	2,763	2,610	6
Total Revenues	3,484	3,263	7
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	199	181	(10)
Reimbursed costs	2,763	2,610	(6)
Depreciation, amortization, and other [4]	47	33	(42)
General, administrative, and other [5]	159	160	1
Total Expenses	3,168	2,984	(6)
OPERATING INCOME	316	279	13
Gains and other income [6]	3	10	(70)
Interest expense	(30)	(29)	(3)
Interest income	4	5	(20)
Equity in losses [7]	(8)	(2)	(300)
INCOME BEFORE INCOME TAXES	285	263	8
Provision for income taxes	(93)	(84)	(11)
NET INCOME	$192	$179	7
EARNINGS PER SHARE - Basic
Earnings per share	$0.66	$0.58	14
EARNINGS PER SHARE - Diluted
Earnings per share	$0.64	$0.57	12
Basic Shares	292.5	306.7
Diluted Shares	298.7	314.0

*	Percent cannot be calculated.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.

6	Gains and other income includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and income from cost method investments.

7	Equity in losses include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
SECOND QUARTER YEAR-TO-DATE 2014 AND 2013
(in millions except per share amounts, unaudited)

	Six Months Ended	Six Months Ended	Percent
	June 30, 2014	June 30, 2013	Better/(Worse)
REVENUES
Base management fees	$331	$319	4
Franchise fees	357	328	9
Incentive management fees	153	130	18
Owned, leased, and other revenue [1]	503	470	7
Cost reimbursements [2]	5,433	5,158	5
Total Revenues	6,777	6,405	6
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	384	360	(7)
Reimbursed costs	5,433	5,158	(5)
Depreciation, amortization, and other [4]	83	58	(43)
General, administrative, and other [5]	307	324	5
Total Expenses	6,207	5,900	(5)
OPERATING INCOME	570	505	13
Gains and other income [6]	3	13	(77)
Interest expense	(60)	(60)	—
Interest income	9	8	13
Equity in losses [7]	(6)	(2)	(200)
INCOME BEFORE INCOME TAXES	516	464	11
Provision for income taxes	(152)	(149)	(2)
NET INCOME	$364	$315	16
EARNINGS PER SHARE - Basic
Earnings per share	$1.24	$1.02	22
EARNINGS PER SHARE - Diluted
Earnings per share	$1.21	$0.99	22
Basic Shares	294.3	309.3
Diluted Shares	301.2	317.3

*	Percent cannot be calculated.

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.

6	Gains and other income includes gains and losses on: the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and income from cost method investments.

7	Equity in losses include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms/Suites
Brand	June 30, 2014	June 30, 2013	vs. June 30, 2013	June 30, 2014	June 30, 2013	vs. June 30, 2013

Domestic Full-Service
Marriott Hotels	346	348	(2)	140,247	140,626	(379)
Renaissance Hotels	77	77	—	27,419	27,820	(401)
Autograph Collection	34	26	8	8,842	6,917	1,925
Gaylord Hotels	5	5	—	8,098	8,098	—
The Ritz-Carlton	38	38	—	11,300	11,356	(56)
The Ritz-Carlton Residential	30	30	—	3,598	3,598	—
Domestic Limited-Service
Courtyard	845	824	21	119,072	115,733	3,339
Fairfield Inn & Suites	698	689	9	63,488	62,855	633
SpringHill Suites	311	301	10	36,537	35,329	1,208
Residence Inn	635	612	23	76,912	73,851	3,061
TownePlace Suites	228	218	10	22,683	21,630	1,053
International
Marriott Hotels	222	208	14	68,042	63,922	4,120
Renaissance Hotels	82	77	5	25,745	25,090	655
Autograph Collection [1]	27	18	9	3,516	2,041	1,475
Protea Hotels	112	—	112	9,995	—	9,995
Courtyard	122	113	9	24,040	22,119	1,921
Fairfield Inn & Suites	17	14	3	2,092	1,716	376
SpringHill Suites	2	2	—	299	299	—
Residence Inn	24	23	1	3,349	3,229	120
TownePlace Suites	3	2	1	426	278	148
Marriott Executive Apartments	28	27	1	4,423	4,295	128
The Ritz-Carlton	47	42	5	13,777	12,655	1,122
The Ritz-Carlton Residential	10	7	3	630	469	161
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Bulgari Hotels & Resorts	3	3	—	202	202	—
EDITION	2	1	1	251	78	173
AC Hotels by Marriott [1]	73	75	(2)	8,310	8,491	(181)
Timeshare [2]	62	63	(1)	13,054	12,856	198
Total	4,087	3,847	240	696,926	666,132	30,794

1
All AC Hotels by Marriott properties and five Autograph Collection properties included in this table are operated by unconsolidated joint ventures that hold management agreements and also provide services to franchised properties.

2	Timeshare unit and room counts are as of June 20, 2014 and June 14, 2013, the end of Marriott Vacation Worldwide's second quarter for 2014 and 2013, respectively.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
(Constant $)

Comparable Company-Operated International Properties[1]
	Three Months Ended June 30, 2014 and June 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America[2]	$170.88	12.7%	73.5%	1.8%	pts.	$232.45	10.0%
Europe	$160.25	1.3%	77.9%	0.5%	pts.	$205.60	0.6%
Middle East & Africa	$117.57	3.9%	62.8%	1.7%	pts.	$187.10	1.2%
Asia Pacific	$126.19	5.5%	72.8%	2.0%	pts.	$173.24	2.6%
Total International[2,3]	$143.03	4.5%	73.6%	1.4%	pts.	$194.31	2.5%
Worldwide[2,4]	$138.07	5.1%	76.8%	1.6%	pts.	$179.76	2.9%

Comparable Systemwide International Properties[1]
	Three Months Ended June 30, 2014 and June 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America[2]	$145.15	10.6%	72.3%	1.7%	pts.	$200.85	8.0%
Europe	$148.74	1.6%	75.9%	0.8%	pts.	$195.92	0.6%
Middle East & Africa	$116.06	4.9%	63.4%	2.1%	pts.	$183.10	1.5%
Asia Pacific	$126.51	5.6%	73.3%	2.0%	pts.	$172.56	2.8%
Total International[2,5]	$137.37	4.6%	73.2%	1.5%	pts.	$187.63	2.5%
Worldwide[2,4]	$116.63	5.8%	77.0%	1.7%	pts.	$151.39	3.5%

1	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

2	Due to significant inflation in Venezuela, in the 2014 second quarter we removed our three hotels in that country from our set of comparable properties.

3	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, and Courtyard properties.

4
Includes Marriott Hotels, Renaissance, Autograph Collection, Gaylord Hotels, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

5	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
(Constant $)

Comparable Company-Operated International Properties[1]
	Six Months Ended June 30, 2014 and June 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America[2]	$196.43	10.8%	76.0%	2.3%	pts.	$258.58	7.4%
Europe	$137.79	1.8%	70.7%	1.0%	pts.	$194.84	0.4%
Middle East & Africa	$121.52	1.8%	62.1%	1.4%	pts.	$195.78	-0.6%
Asia Pacific	$128.73	6.0%	72.0%	2.1%	pts.	$178.74	2.8%
Total International[2,3]	$139.46	4.8%	70.9%	1.7%	pts.	$196.79	2.3%
Worldwide[2,4]	$132.35	5.3%	73.5%	1.8%	pts.	$179.96	2.7%

Comparable Systemwide International Properties[1]
	Six Months Ended June 30, 2014 and June 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Region	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Caribbean & Latin America[2]	$159.62	9.5%	72.8%	2.2%	pts.	$219.37	6.2%
Europe	$128.50	2.5%	68.8%	1.2%	pts.	$186.72	0.6%
Middle East & Africa	$119.70	2.7%	62.8%	1.8%	pts.	$190.70	-0.2%
Asia Pacific	$128.43	6.1%	72.4%	2.1%	pts.	$177.27	3.0%
Total International[2,5]	$132.62	5.0%	70.1%	1.7%	pts.	$189.19	2.4%
Worldwide[2,4]	$110.27	5.9%	73.1%	1.8%	pts.	$150.75	3.3%

1	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

2
Due to significant inflation in Venezuela, in the 2014 second quarter we removed our three hotels in that country from our set of comparable properties. Statistics have been adjusted as if the change had been made at the beginning of the year.

3	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, and Courtyard properties.

4
Includes Marriott Hotels, Renaissance, Autograph Collection, Gaylord Hotels, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

5	Includes Marriott Hotels, Renaissance, Autograph Collection, The Ritz-Carlton, Bulgari, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Three Months Ended June 30, 2014 and June 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$149.83	4.3%	79.0%	1.5%	pts.	$189.56	2.3%
Renaissance	$143.65	3.2%	78.7%	0.9%	pts.	$182.54	2.1%
The Ritz-Carlton	$255.78	6.4%	75.9%	1.2%	pts.	$337.09	4.7%
Composite North American Full-Service[2]	$158.25	4.4%	78.3%	1.3%	pts.	$202.08	2.6%
Courtyard	$99.66	8.2%	76.4%	2.4%	pts.	$130.37	4.8%
SpringHill Suites	$89.27	6.2%	79.7%	2.3%	pts.	$112.00	3.0%
Residence Inn	$110.48	5.0%	81.7%	0.9%	pts.	$135.18	3.8%
TownePlace Suites	$74.95	24.1%	78.9%	9.3%	pts.	$95.01	9.5%
Composite North American Limited-Service[3]	$100.96	7.6%	78.2%	2.2%	pts.	$129.07	4.5%
Composite - All[4]	$135.80	5.3%	78.3%	1.7%	pts.	$173.49	3.1%

Comparable Systemwide North American Properties[1]
	Three Months Ended June 30, 2014 and June 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$132.47	5.0%	76.7%	1.3%	pts.	$172.67	3.2%
Renaissance	$127.32	5.2%	77.7%	1.9%	pts.	$163.86	2.6%
Autograph Collection	$185.55	9.1%	79.4%	0.6%	pts.	$233.75	8.3%
The Ritz-Carlton	$255.78	6.4%	75.9%	1.2%	pts.	$337.09	4.7%
Composite North American Full-Service[5]	$140.82	5.3%	76.8%	1.3%	pts.	$183.35	3.5%
Courtyard	$100.42	6.7%	77.0%	1.8%	pts.	$130.39	4.2%
Fairfield Inn & Suites	$78.38	7.3%	75.1%	2.0%	pts.	$104.38	4.3%
SpringHill Suites	$89.88	6.9%	78.9%	2.4%	pts.	$113.96	3.7%
Residence Inn	$109.23	5.7%	83.1%	1.4%	pts.	$131.47	3.9%
TownePlace Suites	$77.20	10.3%	79.3%	3.2%	pts.	$97.36	5.8%
Composite North American Limited-Service[3]	$95.25	6.8%	78.4%	1.9%	pts.	$121.44	4.1%
Composite - All[6]	$112.36	6.0%	77.8%	1.7%	pts.	$144.37	3.7%

1	Statistics include properties located in the United States.

2	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

3	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

5	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, and The Ritz-Carlton properties.

6	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Six Months Ended June 30, 2014 and June 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$142.99	4.8%	76.1%	1.6%	pts.	$187.95	2.6%
Renaissance	$133.20	3.5%	74.9%	1.2%	pts.	$177.78	1.8%
The Ritz-Carlton	$254.19	5.8%	74.2%	1.1%	pts.	$342.66	4.2%
Composite North American Full-Service[2]	$151.60	4.8%	75.4%	1.5%	pts.	$200.94	2.7%
Courtyard	$92.30	8.4%	71.5%	2.7%	pts.	$129.09	4.3%
SpringHill Suites	$84.18	4.9%	74.7%	1.9%	pts.	$112.69	2.3%
Residence Inn	$104.24	5.5%	78.5%	1.9%	pts.	$132.80	3.0%
TownePlace Suites	$70.11	20.1%	73.9%	8.2%	pts.	$94.84	6.8%
Composite North American Limited-Service[3]	$94.18	7.6%	73.7%	2.6%	pts.	$127.73	3.9%
Composite - All[4]	$129.10	5.6%	74.8%	1.9%	pts.	$172.65	2.9%

Comparable Systemwide North American Properties[1]
	Six Months Ended June 30, 2014 and June 30, 2013
	REVPAR		Occupancy			Average Daily Rate
Brand	2014	vs. 2013	2014	vs. 2013		2014	vs. 2013
Marriott Hotels	$126.67	5.6%	73.6%	1.6%	pts.	$172.02	3.3%
Renaissance	$118.89	5.5%	73.8%	2.0%	pts.	$161.07	2.6%
Autograph Collection	$183.24	10.4%	77.8%	1.1%	pts.	$235.50	8.9%
The Ritz-Carlton	$254.19	5.8%	74.2%	1.1%	pts.	$342.66	4.2%
Composite North American Full-Service[5]	$135.05	5.8%	73.8%	1.6%	pts.	$183.01	3.5%
Courtyard	$92.64	6.6%	72.1%	1.8%	pts.	$128.46	4.0%
Fairfield Inn & Suites	$70.72	6.4%	69.5%	1.8%	pts.	$101.77	3.7%
SpringHill Suites	$83.48	7.0%	74.6%	2.6%	pts.	$111.88	3.3%
Residence Inn	$102.20	5.7%	79.3%	1.8%	pts.	$128.95	3.4%
TownePlace Suites	$72.00	9.3%	74.9%	3.5%	pts.	$96.13	4.3%
Composite North American Limited-Service[3]	$88.01	6.5%	73.8%	2.0%	pts.	$119.32	3.7%
Composite - All[6]	$105.67	6.2%	73.8%	1.8%	pts.	$143.23	3.5%

1	Statistics include properties located in the United States.

2	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

3	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

5	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, and The Ritz-Carlton properties.

6	Includes the Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2014
	First Quarter	Second Quarter
Net income	$172	$192
Interest expense	30	30
Tax provision	59	93
Depreciation and amortization	26	32
Depreciation classified in reimbursed costs	12	13
Interest expense from unconsolidated joint ventures	1	1
Depreciation and amortization from unconsolidated joint ventures	4	3
EBITDA **	304	364

EDITION impairment charge	10	15
Share-based compensation (including share-based compensation reimbursed by third-party owners)	25	29
Adjusted EBITDA **	$339	$408

Increase over 2013 Quarterly Adjusted EBITDA **	12%	10%

	Fiscal Year 2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$136	$179	$160	$151	$626
Interest expense	31	29	28	32	120
Tax provision	65	84	63	59	271
Depreciation and amortization	25	33	34	35	127
Depreciation classified in reimbursed costs	12	12	12	12	48
Interest expense from unconsolidated joint ventures	1	1	1	1	4
Depreciation and amortization from unconsolidated joint ventures	3	3	3	4	13
EBITDA **	273	341	301	294	1,209

Share-based compensation (including share-based compensation reimbursed by third-party owners)	30	31	28	27	116
Adjusted EBITDA **	$303	$372	$329	$321	$1,325

**	Denotes non-GAAP financial measures. Please see pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
FULL YEAR EBITDA AND ADJUSTED EBITDA
FORECASTED 2014
($ in millions)

	Range
	Estimated EBITDA Full Year 2014		As Reported Full Year 2013
Net income	$712	$747	$626
Interest expense	120	120	120
Tax provision	313	328	271
Depreciation and amortization	120	120	127
Depreciation classified in reimbursed costs	50	50	48
Interest expense from unconsolidated joint ventures	5	5	4
Depreciation and amortization from unconsolidated joint ventures	15	15	13
EBITDA **	1,335	1,385	1,209

EDITION impairment charge	25	25	—
Share-based compensation (including share-based compensation reimbursed by third-party owners)	105	105	116
Adjusted EBITDA **	$1,465	$1,515	$1,325

Increase over 2013 Adjusted EBITDA**	11%	14%

**	Denotes non-GAAP financial measures. See pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING INCOME MARGIN EXCLUDING
COST REIMBURSEMENTS AND OTHER CHARGES
SECOND QUARTER 2014 AND 2013
($ in millions)

OPERATING INCOME MARGIN	Second Quarter 2014	Second Quarter 2013
Operating income	$316	$279

Total revenues as reported	$3,484	$3,263
Less: cost reimbursements	(2,763)	(2,610)
Total revenues excluding cost reimbursements **	$721	$653

Operating income margin, excluding cost reimbursements **	44%	43%

ADJUSTED OPERATING INCOME MARGIN	Second Quarter 2014	Second Quarter 2013
Operating income	$316	$279
Add: EDITION impairment charge	15	—
Add: Venezuela currency loss	7	—
Operating income, as adjusted **	$338	$279

Adjusted operating income increase over prior year **	21%

Adjusted operating income margin, excluding cost reimbursements and other charges **	47%

**	Denotes non-GAAP financial measures. See pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED 2014 EPS EXCLUDING OTHER CHARGES, NET OF TAX
(in millions, except per share amounts)

	Second Quarter 2014	Second Quarter 2013
Net income, as reported	$192	$179
Add: EDITION impairment charge, net of tax	9
Add: Venezuela currency loss, net of tax	5
Add: Litigation reserve, net of tax	7
Net income, as adjusted **	$213

Diluted EPS, as reported	$0.64	$0.57
Add: EDITION impairment charge, net of tax	0.03
Add: Venezuela currency loss, net of tax	0.02
Add: Litigation reserve, net of tax	0.02
Diluted EPS, as adjusted **	$0.71

Diluted Shares	298.7	314.0

Increase over 2013 Diluted EPS	12%

Adjusted increase over 2013 Diluted EPS **	25%

**	Denotes non-GAAP financial measures. See pages A-12 and A-13 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with United States generally accepted accounting principles ("GAAP"). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.
Adjusted Measures that Exclude 2014 Second Quarter Charges. We recorded charges of $33 million pre-tax ($21 million after-tax) in the second quarter of 2014, none of which were allocated to any of our business segments, consisting of: (1) a $15 million impairment charge recorded in the "Depreciation, amortization, and other" caption of our Income Statement following an evaluation of our EDITION hotels for recovery and determination that our cost estimates exceeded our total fixed sales price; (2) an $11 million charge recorded in “Equity in losses” caption of our Income Statement for a litigation reserve; and (3) a $7 million charge recorded in the “General, administrative, and other” caption of our Income Statement for foreign currency exchange losses from the devaluation of assets denominated in Venezuelan Bolivars. We believe that measures that exclude these 2014 second quarter charges are a meaningful measure of our performance because these measures permit period-over-period comparisons of our ongoing core operations before these items and facilitate our comparison of results before these items with results from other lodging companies.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA. EBITDA, a financial measure that is not required by, or presented in accordance with GAAP, reflects net income excluding the impact of interest expense, provision for income taxes, depreciation and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense which we report under "Depreciation, amortization, and other" as well as depreciation included under "Reimbursed costs" in our Consolidated Statements of Income, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.
We also believe that Adjusted EBITDA, another non-GAAP financial measure, is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude pre-tax impairment charges of $10 million in the 2014 first quarter and $15 million in the 2014 second quarter, both which relate to the impairment charge described more fully above, and share-based compensation expense for all periods presented. Because companies use share-based payment awards differently, both in the type and quantity of awards granted, we excluded share-based compensation expense to address considerable variability among companies in recording compensation expense. We believe that Adjusted EBITDA that excludes these items is a meaningful measure of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies.
EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA differently than we do or may not calculate them at all, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.
Adjusted 2014 EPS Excluding 2014 Other Charges, Net of Tax. Our EPS excludes charges of $33 million pre-tax ($21 million after-tax) that we recorded in the second quarter of 2014, each of which we describe more fully above. We believe that EPS excluding these items is a meaningful measure of our performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

Adjusted Operating Income Margin Excluding Cost Reimbursements and Other Charges. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and The Ritz-Carlton Rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider operating income and therefore, operating income margin, as adjusted for the $15 million pre-tax impairment charge and the $7 million pre-tax foreign currency exchange losses from the devaluation of assets denominated in Venezuelan Bolivars, meaningful for the reasons noted above. In calculating adjusted operating income margin we consider total revenues as adjusted to exclude cost reimbursements and adjusted operating income margin to further exclude cost reimbursements to be meaningful metrics as they represent that portion of revenue and operating income margin that impacts operating income and net income.